SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
February 8, 2010
(Date of Report)
CNA SURETY CORPORATION
(Exact name of Registrant as specified in its charter)
1-13277
(Commission File No.)

Delaware (State or other jurisdiction)	36-4144905 (IRS Employer Identification No.)

333 S. Wabash Ave. Chicago, Illinois (Address of principal executive offices)	60604 (Zip code)
(312) 822-5000
(Registrant’s telephone number, include area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
CNA Surety Corporation extended the existing severance agreement with Chief Financial Officer John F. Corcoran. This amendment extends the term of the severance agreement to April 1, 2013 while all other terms of the agreement remain unchanged, including the severance benefit of one year salary and participation in Company sponsored benefit plans for one year. Mr. Corcoran’s current annual salary is $270,000.
CNA Surety Corporation and Chief Underwriting Officer Douglas W. Hinkle entered a retention agreement that provides for a $250,000 retention bonus to be paid in four annual installments contingent on continued employment with the Company through April 15, 2014. The bonus payment schedule is $50,000 in April of 2010, 2011 and 2012 and $100,000 in April 2013. The terms of this agreement are the same as Mr. Hinkle’s April 17, 2006 retention bonus agreement that expires in April 2010.

ITEM 9.01.	Financial Statements and Exhibits
(d) Exhibits
Exhibit 10 (44) — First Amendment to the Employment Agreement with John F. Corcoran, Senior Vice President and Chief Financial Officer
Exhibit 10 (45) — First Amendment to the Employment Agreement with Douglas W. Hinkle, Senior Vice President and Chief Underwriting Officer

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNA SURETY CORPORATION (Registrant)
By:	/s/ Rosemary Quinn
Rosemary Quinn
Senior Vice President, Secretary and General Counsel
Dated: February 8, 2010

EXHIBIT INDEX

Exhibit No.
10 (44).	Amendment to the Employment Agreement between CNA Surety Corporation and John F. Corcoran, Senior Vice President and Chief Financial Officer

10 (45).	Amendment to the Employment Agreement between CNA Surety Corporation and Douglas W. Hinkle, Senior Vice President and Chief Underwriting Officer